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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2003

BRUKER AXS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-33357 (Commission File Number)	39-1908020 (IRS Employer Identification No.)
5465 East Cheryl Parkway Madison, WI 53711 (Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (608) 276-3000

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits

Number	Description
99.1	Bruker AXS Inc. press release dated May 8, 2003.

Item 9. Regulation FD Disclosure (furnished under Item 12, Disclosure of Results of Operations and Financial Conditions)

        On May 8, 2003, Bruker AXS Inc. announced its results of operations for the quarter ended March 31, 2003. A copy of the related press release is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

        To supplement the condensed consolidated financial results as determined in accordance with generally accepted accounting principles ("GAAP"), the press release presents non-GAAP financial measures for "net income before special charges" and "EBITDA before merger related costs." Management believes the use of such non-GAAP financial measures in measuring performance against prior periods enables the Company to convey a useful and informative financial picture to investors because the measures exclude certain activities and transactions of the Company which did not occur in prior periods and which may not be indicative of the performance of the Company's business or its future results.

        The information provided in this Form 8-K is being furnished under Item 12, Disclosure of Results of Operations and Financial Condition, and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific release in such a filing.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER AXS INC. (Registrant)
Date: May 8, 2003	By:	/s/ Laura Francis Laura Francis Chief Financial Officer and Treasurer

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  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
  Item 9. Regulation FD Disclosure (furnished under Item 12, Disclosure of Results of Operations and Financial Conditions)
SIGNATURES